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                                                                       Exhibit 5

                             NOTICE OF CONVERSION
                                      OF
                     SERIES B CONVERTIBLE PREFERRED STOCK
                                      OF
                       ODYSSEY MARINE EXPLORATION, INC.


         Pursuant to Section 5.2(a) of the Certificate of Designation ("Certificate of Designation") filed by the Board of Directors of Odyssey Marine
  --------------------------
Exploration, Inc., a Nevada corporation (the "Corporation"), with the State of
                                              -----------
Nevada on or about December 27, 2000, amending Article IV of the articles of incorporation of the Corporation and establishing and fixing the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications of the Corporation's Series B Convertible Preferred Stock (the "Series B Preferred Stock"), MacDougald Family Limited Partnership
            ------------------------
(the "Partnership") hereby provides written notice of its election to
      -----------
immediately convert 850,000 shares of Series B Preferred Stock held by it.

         It is our understanding each share of Series B Preferred Stock is convertible into ten shares of common stock of the Corporation ("Common Stock")
                                                                 ------------
pursuant to Section 5.1 of the Certificate of Designation (the "Conversion
                                                                ----------
Rate"), and that no event or other action has taken place since the issuance of
----
the Series B Preferred Stock that would require an adjustment in the Conversion Rate pursuant to Section 5.3 of the Certificate of Designation. By acceptance of this Notice of Conversion and issuance of the shares of Common Stock hereunder, the Corporation confirms and represents that no event or other action has taken place since the issuance of the Series B Preferred Stock that would require an adjustment in the Conversion Rate pursuant to Section 5.3 of the Certificate of Designation.

         In accordance with Section 5.2(a) of the Certificate of Designation, the Partnership hereby surrenders certificates representing the Series B Preferred Stock to be converted hereby (the "Certificates"), duly
                                                      ------------
executed in favor of the Corporation or in blank accompanied by proper instruments of transfer.

         Certificates representing the Common Stock to be issued upon conversion of the Series B Preferred Stock shall be in the name of the Partnership as indicated below in the signature line.

         The Corporation acknowledges delivery of this Notice and the Certificates and that such delivery has been made in accordance with the requirements of Section 5.2(a) of the Certificate of Designation.


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                                    PARTNERSHIP:
                                    -----------

                                    MACDOUGALD FAMILY LIMITED
                                    PARTNERSHIP, a Nevada limited partnership

                                    By:  MACDOUGALD MANAGEMENT, INC.,
                                         a Nevada corporation, General Partner

                                         By: /s/ James E. MacDougald
                                             -----------------------------------
                                                 James E. MacDougald,
                                                 President

The Corporation hereby acknowledges receipt of this Notice of Conversion and acknowledges and confirms those statements attributable to it herein.


                                    CORPORATION:
                                    -----------

                                    ODYSSEY MARINE EXPLORATION, INC.,
                                    a Nevada corporation


                                    By: /s/ John C. Morris
                                        ----------------------------------------
                                            John C. Morris,
                                            President





Signature Page to Notice of Conversion of Series B Preferred Stock